UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2024
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Morphic Holding, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38940	47-3878772
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive, A2
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 996-0955
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On April 26, 2024, Morphic Holding, Inc., a Delaware corporation (the “Company” or “Morphic”), entered into a Sales Agreement (the “TD Cowen Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”), under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $350,000,000 (the “TD Cowen ATM Shares”), through TD Cowen as sales agent pursuant to an at-the-market offering program (the “TD Cowen ATM Program”). The TD Cowen ATM Shares offered and sold under the TD Cowen ATM Program will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on April 26, 2024 (the “Registration Statement”), the prospectus relating to the TD Cowen ATM Program filed on April 26, 2024, and any applicable additional prospectus supplement related to the TD Cowen ATM Program that forms a part of the Registration Statement.
Pursuant to the TD Cowen Sales Agreement, TD Cowen may sell the TD Cowen ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. TD Cowen will use its commercially reasonable efforts to sell on the Company’s behalf all of TD Cowen ATM Shares requested to be sold by the Company. The TD Cowen Sales Agreement provides that TD Cowen will be entitled to compensation of up to 3.0% of the gross proceeds of the TD Cowen ATM Shares sold through TD Cowen. The Company will also reimburse TD Cowen for certain expenses incurred in connection with the TD Cowen Sales Agreement. The Company has no obligation to sell any of the TD Cowen ATM Shares under the TD Cowen Sales Agreement and may at any time suspend solicitation and offers under the TD Cowen Sales Agreement. The TD Cowen ATM Program will terminate upon the earlier of (i) the sale of all of the TD Cowen ATM Shares or (ii) the termination of the TD Cowen Sales Agreement according to its terms by either the Company or TD Cowen. The TD Cowen Sales Agreement contains representations for the benefit of the Company and TD Cowen and other terms customary for similar agreements.
The Company currently intends to use the net proceeds from the TD Cowen ATM Program primarily for general corporate purposes, which may include funding research and development, conducting clinical trials, clinical and process development and manufacturing of our product candidates, increasing our working capital, reducing indebtedness as applicable, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures.
The foregoing description of the TD Cowen Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the TD Cowen Sales Agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 1.02 Termination of a Material Definitive Agreement.
As previously disclosed, in July 2020, the Company entered into an Open Market Sale AgreementSM (as amended by Amendment No. 1 to the Open Market Sale AgreementSM, the “Prior Agreement”) with Jefferies LLC (“Jefferies”) under which the Company could offer and sell, from time to time at its sole discretion, shares of Common Stock having an aggregate offering amount of up to $150,000,000 through Jefferies as sales agent.
In connection with the Company’s entry into the TD Cowen Sales Agreement, on April 25, 2024, the Company terminated the Prior Agreement. The Company is not subject to any termination penalties related to the termination of the Prior Agreement. The Company sold $139.1 million of shares of Common Stock under the Prior Agreement.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
1.1	Sales Agreement, dated April 26, 2024, between Morphic Holding, Inc. and TD Securities (USA) LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement).
104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORPHIC HOLDING, INC.

Date: April 26, 2024	By:	/s/ Marc Schegerin
Marc Schegerin, M.D.
Chief Financial Officer and Chief Operating Officer